CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent Chartered Accountants, we hereby consent to the incorporation of our report dated March 22, 2002 included in this Form 10-K into the Form S-8 Registration Statement under the Securities Act of 1933 dated October 18, 1999 regarding Energy Exploration Technologies' Stock Option Plan.

/s/ Arthur Andersen LLP

Chartered Accountants

Calgary, Canada

March 28, 2002